Power of Attorney
I, Jean-Luc Butel, 710 Medtronic Parkway, Minneapolis,
MN 55432-5604 do hereby appoint:

David J. Scott, Senior Vice President, General Counsel and
Corporate Secretary
Medtronic, Inc., 710 Medtronic Parkway, Minneapolis,
MN 55432-5604

Richard F. Hamm, Jr., Vice President and Deputy General
Counsel
Medtronic, Inc., 710 Medtronic Parkway, Minneapolis,
MN 55432-5604

Gary A. Nelson, Vice President, Risk Management and
Legal Administrative Services
Medtronic, Inc., 710 Medtronic Parkway, Minneapolis,
MN 55432-5604

Carol E. Malkinson, Senior Legal Counsel and Assistant
Secretary
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis,
MN 55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 28 day of August, 2003.


/s/ Jean-Luc Butel
Jean-Luc Butel


Specimen Signature of Attorney(s)-in-Fact

/s/ David J. Scott
David J. Scott

/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.

/s/ Gary A. Nelson
Gary A. Nelson

/s/ Carol E. Malkinson
Carol E. Malkinson

STATE OF MINNESOTA)
COUNTY OF ANOKA	)

The foregoing instrument was acknowledged before me this 28 day of August, 2003.


/s/ Maria I. Hubig
Maria I. Hubig


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